Exhibit 99.1

ALTEVA NAMES DAVID CUTHBERT AS CHIEF EXECUTIVE OFFICER

WARWICK, NY — March 5, 2013 — The Board of Directors of Alteva (the “Company”) (NYSE MKT: ALTV) announced the election of David Cuthbert to replace Duane Albro as Chief Executive Officer, effective today, March 5, 2013.  Mr. Cuthbert was the CEO and President of Alteva, LLC, a nationally ranked cloud-based Unified Communications solutions provider and enterprise hosted Voice over Internet Protocol provider headquartered in Philadelphia, which was acquired by the Company in August 2011.  At that time, Mr. Cuthbert was named COO of the parent company and President of its primary operating subsidiary.  In December 2011, Mr. Cuthbert was appointed to the Company’s Board of Directors and in August 2012 was named President of the parent company, thus carrying out the first steps of the CEO succession plan.  Reflecting the prominence of the Alteva subsidiary in the communications industry which continued to be led by Mr. Cuthbert and a singular vision for generating profitable growth throughout the organization, the entire Company began conducting business as Alteva in January 2013.

Mr. Cuthbert is a graduate of the United States Naval Academy and a former Naval Special Operations Officer. In this capacity he has led underwater and land bomb disposal teams domestically and abroad. In 2004, Mr. Cuthbert was assigned the leadership responsibility of a nuclear weapon casualty response detachment. He left Navy Special Operations in 2006 and joined Alteva, LLC as Director of Operations.

Duane W. Albro will continue as a Director until the Company’s Annual Meeting of Shareholders in May 2013.

Robert DeValentino, Chairman stated, “We are extremely pleased with the transition process and the positive impact David has made since joining the Company. We are excited about the continued growth and direction of the Company and know that David is the best possible choice in leading Alteva into the future.  We appreciate Duane’s support and assistance to David during this transition process and wish him continued success.”

About Alteva

Alteva (the trade name for Warwick Valley Telephone Company, and previously referred to as WVT Communications Group) is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors around the globe. Alteva continues to forge the new model that communications providers, large and small, are striving to emulate. Alteva continues to integrate new innovations with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Level 3, and Polycom to provide best-in-class hosted unified communications solutions.

Alteva is enabling businesses of any size to communicate more efficiently with hassle-free communications tools.  By overlaying a UC division on its stable, regional broadband company, Alteva has positioned itself in front of its peer group of companies and created an evolutionary change in its strategy. Visit www.alteva.com or call 855-U-GO-CLOUD for more information.

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Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

Media Contact:

Jaymie Scotto & Associates

1-866-695-3629

pr@jaymiescotto.com